Exhibit 3.8

CERTIFICATE OF AMENDMENT OF
CERTIFICATE OF INCORPORATION
OF

ACETO CORPORATION

Under Section 805 of the Business Corporation Law
of the State of New York

          We, the undersigned, Seymour Mann, President, and Arnold Frankel, Secretary of Aceto Corporation, a corporation organized and existing under the Business Corporation Law of the State of New York do hereby certify as follows:

          1:     The name of the Corporation is ACETO CORPORATION.

          2:     The Certificate of Incorporation of ACETO CORPORATION was filed by the Department of State on June 13, 1947. At the time of such filing, the name of the Corporation was ACETO CHEMICAL CO. INC. The name of the Corporation was changed to ACETO CORPORATION by a certificate of Amendment filed by the Department of State on November 21, 1985.

          3:     The Certificate of Incorporation of the Corporation, as amended, is amended to eliminate the personal liability of the directors of the Corporation to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law.

          4:     To accomplish the foregoing, the Certificate of Incorporation, as amended, is hereby amended by adding a subparagraph (f) to Article SEVEN thereof to read as follows:

          “The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law of the State of New York, as the same may be amended and supplemented.”

          5:     The said amendment to the Certificate of Incorporation was authorized by the Corporation’s Board of Directors, and by the vote of the holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders held on the 10th day of December, 1987.

          IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 10th day of December, 1987.

/s/ Seymour Mann
Seymour Mann
President

/s/ Arnold Frankel
Arnold Frankel
Secretary

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